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                                   EXHIBIT 21


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

                                     SUBSIDIARIES OF THE REGISTRANT

        The following is a list of the subsidiaries of Atlantic Coast Federal Corporation following the
Reorganization:

Name                                Parent Company                            State of Incorporation
----                                --------------                            ----------------------
Atlantic Coast Federal              Atlantic Coast Federal Corporation                Federal

First Community Financial           Atlantic Coast Federal                            Georgia
  Services, Inc.
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